UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2020

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Qingnian West Road, Hongqiao Building West, 4th Floor Nantong, Jiangsu, China

(Address of Principal Executive Offices) (Zip code)

+86-0513-8912-3630

(Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TMSR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2020, TMSR Holding Company Limited (the “Company”) entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to sell 5,695,073 shares of its common stock (“Common Stock”), par value $0.0001 per share, at a per share purchase price of $1.50. The gross proceeds to the Company from this offering will be approximately $8.54 million.

The parties to the SPA have each made customary representations, warranties and covenants. The closing is subject to certain customary conditions including that the Company receives the total purchase price from the Purchasers. Shares will not be issued to Purchasers until satisfaction of all closing conditions, including approval of regulatory agencies such as the Nasdaq Stock Market.

The Shares to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

The form of the SPA is filed as Exhibits 10.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 8.01 Other Events.

On November 30, 2018, Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (“Shengrong WFOE”), an indirect subsidiary of the Company, entered into a series of VIE agreements (the “VIE Agreements”) with Jiangsu Ronghai Electric Power Fuel Co., Ltd.(“Ronghai”) and the shareholders of Ronghai (the “Ronghai Shareholders”). This event was previously reported in the Company’s current report form 8-K filed with SEC on December 3, 2018.

On April 30, 2020, Tongrong Technology (Jiangsu) Co., Ltd.(“Tongrong WFOE”), an indirect subsidiary of the Company, entered into a series of assignment agreements (the “Assignment Agreements”) with Shengrong WFOE, Ronghai and Ronghai Shareholders, pursuant to which Shengrong WFOE assign all its rights and obligations under the VIE Agreements to Tongrong WFOE (the “Assignment”). The VIE Agreements and the Assignment Agreements grant Tongrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. The Assignment does not have any impact on Company’s consolidated financial statements.

The Assignment Agreements are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Assignment Agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

As the result of the Assignment, the Company’s corporate structure is as follows:

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement

10.2	Agreement to Assign Call Option Agreement dated April 30, 2020

10.3	Agreement to Assign Consulting Services Agreement dated April 30, 2020

10.4	Agreement to Assign Equity Pledge Agreement dated April 30, 2020

10.5	Agreement to Assign Voting Rights Proxy Agreement dated April 30, 2020

10.6	Agreement to Assign Operating Agreement dated April 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR Holding Company Limited

Date: May 1, 2020	By:	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer

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